                  Separate Account and Unit Value Fee Proposal
                  --------------------------------------------
                            Effective January 1, 2001
                            -------------------------

                                                                             Current         Proposed        Proposed
                                                                             Monthly         Monthly         Monthly
                                                                               Fee             Fee           Increase
Separate Accounts                                                          $  66,666.67    $  99,000.00     $32,333.33
-----------------
Flat Fee for up to 15 Separate Accounts with Investments

Unit Value Calculations
-----------------------
Flat Fee for up 1,800 Fund of Fund Accounts                                 $166,666.67    $ 166,666.67     $
Flat Fee for next 700 Accounts (1,801 - 2,500)                                             $  10,000.00     $10,000.00
Flat Fee for next 500 Accounts (2,501 - 3,000)                                             $   6,666.67     $ 6,666.67
Flat Fee for next 500 Accounts (3,001 - 3,500)                                             $   6,000.00     $ 6,000.00
Flat Fee for next 500 Accounts (3,501 - 4,000)                                             $   4,500.00     $ 4,500.00
Flat Fee for next 500 Accounts (4,001 - 4,500)                                             $   3,000.00     $ 3,000.00
Flat Fee for next 500 Accounts (4,501 - 5,000)                                             $   2,500.00     $ 2,500.00


Agree:         /s/ John O'Connor                   /s/ Eric Jones
              --------------------------------    ------------------------------
               Delaware Investments                Lincoln Life
Date:          January 3, 2001